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                                                                      Exhibit 11

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Post-Effective Amendment No. 28 to Registration Statement No. 033-19540 on Form S-6 of our report dated March 31, 2010, relating to the financial statements and financial highlights comprising each of the Sub-Accounts of New England Variable Life Separate Account and our report dated April 19, 2010, relating to the consolidated financial statements of New England Life Insurance Company (the "Company") (which report expresses an unqualified opinion on the consolidated financial statements and includes an explanatory paragraph referring to changes in the Company's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for income taxes as required by accounting guidance adopted on January 1, 2007), both appearing in the Prospectus Supplement, which is part of such Registration Statement, and to the reference to us under the heading "Independent Registered Public Accounting Firm" also in such Prospectus Supplement.

We consent to the incorporation by reference in this Post-Effective Amendment No. 28 to Registration Statement No. 033-19540 on Form S-6 of our report dated March 26, 2010, relating to the consolidated financial statements of Metropolitan Life Insurance Company and subsidiaries ("MLIC") (which report expresses an unqualified opinion and includes an explanatory paragraph referring to changes in MLIC's method of accounting for the recognition and presentation of other-than-temporary impairment losses for certain investments as required by accounting guidance adopted on April 1, 2009, its method of accounting for certain assets and liabilities to a fair value measurement approach as required by accounting guidance adopted on January 1, 2008, and its method of accounting for deferred acquisition costs and for income taxes as required by accounting guidance adopted on January 1, 2007), appearing in the Statement of Additional Information in Post-Effective Amendment No. 23/Amendment 47 to Registration Statement Nos. 033-57320/811-06025 of Metropolitan Life Separate Account UL, and to the reference to us under the heading "Independent Registered Public Accounting Firm" in the Statement of Additional Information, also in such Registration Statement.



/s/ DELOITTE & TOUCHE LLP


Tampa, Florida
April 22, 2010